
BIOPLUS LIFE CORP.
(Incorporated in Nevada, United States)
BIOPLUS LIFE CORP
(Incorporated in Malaysia)
BIO LIFE HOLDING BERHAD
(Incorporated in Malaysia)
BIO LIFE NEUTRACEUTICALS SDN BHD
(Incorporated in Malaysia)